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                                                                   Exhibit 10(w)





                     (Contract Period 01/01/92 - 12/31/92)


              HEALTH INSURANCE BENEFITS FOR THE AGED AND DISABLED
                (Contract With Eligible Organization Pursuant to
                    section 1876 of the Social Security Act)




                             CONTRACT (No. H1036)


                                    Between



         The Secretary of the Department of Health and Human Services,
            who has delegated authority to the Administrator of the Health Care Financing Administration, hereinafter referred to as HCFA, and





                           HUMANA MEDICAL PLAN, INC
                (hereinafter referred to as the Organization).




         The Secretary and the Organization, a health maintenance organization or competitive medical plan which has been determined to be an eligible organization by the Administrator of the Health Care Financing Administration under CFR 417.406, agree to the following for the purposes of section 1876 of the Social Security Act:



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Page 2

                (Plan # H1036 Contract Period 01/01/92 - 12/31/92)

                                   Article I

                                Term of Contract

The Contract Shall Begin on 01/01/92, and end on 12/31/92. The contract will be automatically renewed for successive periods of one year unless the Organization or HCFA gives written notice of intention not to renew the contract at least 90 days before the end of the current period. (Additional requirements concerning nonrenewal of contracts, binding on both HCFA and the Organization, may be found at 42 CFR 417.492.) This contract supersedes any previous contract under sections 1833 or 1876 of the Social Security Act (the
Act).

                                   Article II

                           Election of Payment Method

Under section 1876(a) of the Act the Organization may elect a method of payment for which it is eligible and qualified, and will be accordingly governed by the statute and regulations which pertain to that method. The Organization agrees to receive payment:

                (initial one selection below)
    x      1.   On a risk basis under section 1876(g) of the Act, subject to the
  ----          provisions of Article V;

           2.   On a reasonable cost basis under section
  ---- 1876(h) of the Act, subject to the provisions of Article VI and its implementing regulations at 42 CFR 417.530-417.576.

                Select one option (see 42 CFR 417.532(c)):
                            1.  (direct payment of
                      -----     Organization's providers by
                                HCFA)
                            2.  (direct payment
                      -----     of Organization's providers
                                by the Organization)

                If option 2, list names of providers to be paid by the
                Organization:

                      -------------------------------------------
                      -------------------------------------------
                        (list others separately)

           3.   On a risk basis under section 1876(g) for new
  ----          Medicare enrollees and payment on a
                reasonable cost basis for unconverted,
                current non-risk Medicare enrollees, subject to the provisions of Articles V and VI.



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               (Plan # H1036 Contract Period 01/01/92 - 12/31/92)

                                  Article III


                                Geographic Area


The Organization agrees that the contract shall be effective for the geographic area described in the attachment to this contract. (Modifications to the geographic area during the period of the contract are governed by Article VII.)

                                   Article IV

                               General Conditions


A. The Organization agrees to comply with the law, regulations, and general instructions of the Health Care Financing Administration
         (HCFA) which concern the participation of health maintenance organizations (HMOs) and competitive medical plans (CMPs) in the Medicare program.

B.       As part of its ongoing quality assurance program:

         1. The Organization agrees to comply with the requirements for Peer Review Organization (PRO) review of services furnished to Medicare enrollees as set forth in Subchapter D of Chapter IV, Title 42, Code of Federal Regulations 417.478(a).

         2.      The Organization shall furnish to the Peer Review Organization
                 (PRO) requested on-site access to or copies of patient care records and other pertinent data, and permit the PRO or its subcontractor to examine its operations and records as necessary for the PRO to carry out its functions under the Act.

         3. Each organization receiving payment on a risk basis will maintain a written agreement with a utilization and quality control Peer Review Organization with which HCFA has a contract under Part B of Title XI of the Act for the area in which the Organization is located. In accordance with sections 1154(a)(4)(B) and (a)(14) of the Act, the agreement must provide for the review of services (including both inpatient and outpatient services) provided by the organization pursuant to this contract for the purpose of determining whether such



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              (Plan # H1036 Contract Period 01/01/92 - 12/31/92)

                 services meet professionally recognized standards of health care, including whether appropriate services have not been provided or have been provided in inappropriate settings. The agreement must also provide for review by the PRO of all written complaints filed by Medicare beneficiaries or their representatives about the quality of services provided by the Organization. The cost of such agreement will be paid by HCFA directly to the PRO on behalf of the Organization.

         4. Each Organization receiving payment on a risk basis must ensure that all hospitalization data required on HCFA Form 1450 (UB-82) for Medicare enrollees discharged between April 1, 1987 and July 31, 1988 is submitted to the fiscal intermediary or other HCFA designated entity.

         5. Each Organization receiving payment on a risk basis must provide the hospital with any information necessary for the completion of HCFA Form 1450 (UB-82) which the hospital must submit to the intermediary for any discharges after July 31, 1988.

For purposes of this section, Peer Review Organization (PRO) is also deemed reference to other appropriate entitles with which HCFA has contracted pursuant to Section 1154(a)(4)(C) of the Act.

C.       The Organization agrees to comply with:

         1. Sections 1318(a) and (c) of the Public Health Service Act which pertain to disclosure of certain financial information;

         2. Sections 1301(c)(1) and (c)(8) of the Public Health Service Act, which relate to fiscal, administrative, and management requirements and liability arrangements to protect all members of the organization; and to notify HCFA 60 days prior to any changes in its insolvency arrangements; and

         3. The reporting requirements in 42 CFR 417.107(j)(1) which pertain to the monitoring of an organization's continued compliance. For purposes of this paragraph, references in that section to an "HMO" are also deemed references to a "CMP."



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              (Plan # H1036 Contract Period 01/01/92 - 12/31/92)


D. The Organization agrees to comply with Title VI of the Civil Rights Act of 1964 (and pertinent regulations at 45 CFR Part 80), section 504 of the Rehabilitation Act of 1973 (and pertinent regulations at 45 CFR Part 84), and the Age Discrimination Act of 1975 (and pertinent regulations at 45 CFR Part 91).

E.       The Organization agrees to the following:

         1. HCFA may evaluate, through inspection or other means, the quality, appropriateness, and timeliness of services furnished under the contract to the Organization's Medicare enrollees;

         2. HCFA may evaluate, through inspection or other means, the facilities of the organization when there is reasonable evidence of some need for that inspection;

         3. HCFA, the Comptroller General, or their designees may audit or inspect any books and records of the organization or its transferee that pertain to any aspect of services performed, reconciliation of benefit liabilities, and determination of amounts payable under the contract;

         4. HCFA may evaluate, through inspection or other means, the enrollment and disenrollment records for the current contract period and three prior periods, when there is reasonable evidence of some need for that inspection;

         5. The right to inspect, evaluate, and audit, will extend through three years from the date of the final settlement for any contract period unless -

                 a. HCFA determines there is a special need to retain a particular record or group of records for a longer period and notifies the Organization at least 30 days before the normal disposition date;

                 b. There has been a termination, dispute, fraud, or similar fault by the Organization, in which case the retention may be extended to three years from the date of any resulting final settlement; or

                 C. HCFA determines that there is a reasonable possibility of fraud, in which case it may reopen a final settlement at any time.



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              (Plan # H1036 Contract Period 01/01/92 - 12/31/92)


F. The Organization shall submit to HCFA (in such form and detail as the HCFA shall prescribe in regulations and general instructions), the following reports:

         1. Data pertaining to health insurance claim numbers from beneficiaries, which shall be transmitted initially and on a continuing basis, as required to annotate the health insurance master file;

         2. Statistical data on provider services and on medical and other services;

         3.      Enrollment and actuarial data; and

         4.      Any other reports or data that HCFA may require.

G. The Organization agrees to report all enrollment, disenrollment, and other beneficiary characteristic records according to HCFA program instructions. All records must be transmitted 1) through an approved HCFA systems contractor, or 2) over data transmission lines directly to HCFA, or 3) on magnetic tape unless otherwise prescribed by HCFA. All electronic transmissions and tapes must be totally compatible and consistent with the relevant HCFA computer record systems.

H. The Organization shall furnish to organizations serving as carriers and intermediaries under Title XVIII, information necessary to allow the carriers or intermediaries to make proper payment under Title XVIII for Medicare beneficiaries enrolled in the Organization.

I. The Organization agrees to require all entities related to the Organization, as determined under 42 CFR 417.484 (a), to agree that -

         1. HCFA, the Comptroller General, or their designees have the right to inspect, evaluate, and audit any pertinent books, documents, papers, and records of the subcontractor involving transactions related to the subcontractor; and

         2. The right under this section to information for any particular contract period will exist for a period equivalent to that specified in section E(5) of this Article.



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              (Plan # H1036 Contract Period 01/01/92 - 12/31/92)


J.       The Organization agrees -

         1.      To submit to HCFA -

                 a.       All financial information required under 42 CFR
                          417.530 through Section 417.576 and for final settlement; and

                 b.       Any other information necessary for the
                          administration or evaluation of the Medicare program.

         2. To comply with the requirements set forth in 42 CFR Part 420, Subpart C, pertaining to the disclosure of ownership and control information;

         3. To comply with the requirements of the Privacy Act, as implemented by 45 CFR Part 5b and Subpart B or Part 401 of 42 CFR, with respect to any system of records developed in performing carrier or intermediary functions under 42 CFR
                 417.532 and section 417.533; and

         4. To meet the confidentially requirement of 42 CFR 482.24 for medical records and for all other information on enrollees, not covered under item 3 above, that is contained in its records or obtained from HCFA or others.

         5. To provide prompt payment (consistent with the provisions of section 1816(c)(2) and 1842(c)(2)) of claims submitted for services and items furnished to individuals pursuant to this contract, if the services or items are not furnished under a contract between the Organization and the provider or supplier.

K. Pursuant to 42 CFR 417.476 conditions of qualification set forth at 42 CFR 417.410 through section 417.418 may be waived by HCFA. However, for each of such qualifying conditions waived, this contract must contain -

         1.   The specific terms of the waiver;

         2.   The expiration date of the waiver;

         3.   Any other information required by HCFA.

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              (Plan # H1036 Contract Period 01/01/92 - 12/31/92)

L. The Organization shall provide and supply (1) full and complete information as to ownership of a subcontractor with whom such organization has had during the previous twelve months, business transactions in an aggregate amount in excess of $25,000, and (2) full and complete information as to any significant business transactions during the five year period ending on the date of HCFA's request, between the Organization and any wholly-owned supplier or between the Organization and any subcontractor. The required information must be provided in the manner required under section 1866(b)(2)(c)(ii) of the Act.

M. The Organization shall notify HCFA of loans and other special financial arrangements which are made between the Organization and subcontractors, affiliates and related parties.

N.       The Organization agrees -

         1. That for the duration of the contract, the Organization shall have an enrolled membership at least one-half of which consists of individuals who are not entitled to benefits under Medicare or Medicaid. HCFA may suspend enrollment or payment to the Organization or terminate this contract if this requirement is not met.

         2. To submit quarterly reports of its commercial enrollment, Medicaid enrollment and Medicare enrollment in the geographic area defined by Article III of this contract.

0. The Organization agrees that no marketing material may be distributed by an organization to (or for the use of) individuals eligible to enroll or enrolled in the organization under this contract unless at least 45 days before the distribution, the Organization has submitted the material to HCFA for review, and HCFA has not disapproved the distribution of the material.

P. The Organization agrees to allow eligible beneficiaries to enroll under this contract during any open enrollment period required by HCFA through regulations. The Organization agrees to accept beneficiaries up to the limit of its capacity as approved by HCFA.

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              (Plan # H1036 Contract Period 01/01/92 - 12/31/92)

Q.       Upon termination of this contract, the Organization agrees:

         1. To give its Medicare enrollees a written notice of the termination at least 60 days before the termination date;

         2.      To be responsible for the cost of the notice;

         3.      To submit a copy of the notice to HCFA for review;

         4. If the Organization is a risk contractor, to include with the required notice a written description of alternatives available for obtaining Medicare services after termination.

R. The Organization hereby provides assurances to HCFA that in the event the Organization ceases to provide items and services under this contract, the Organization shall provide or arrange for supplemental coverage of benefits under Title XVIII of the Act related to a pre-existing condition with respect to any exclusion period, to all individuals enrolled with the entity who receive benefits under Title XVIII, for the lesser of six months or the duration of such period.

S. The Organization agrees to review and act upon requests for reconsideration from its Medicare enrollees within 60 days of receipt of the reconsideration request for the provision or payment of services or items which were initially denied. In those cases where the Organization will continue to deny services or items or payment for services or items, in whole or in part, the Organization must forward the beneficiaries' reconsideration requests along with the Organization's written explanation and documentation to HCFA or its contractor within 60 days of receipt of the reconsideration request.

         In those cases where HCFA or its contractor determines that the Organization should provide services or items previously denied, or HCFA or its contractor determines that the Organization has financial liability for services or items received, the Organization must pay for or provide those services to the beneficiary within 60 days of the receipt of HCFA's or its contractor's determination.

         Services previously denied will be arranged by the Organization in a manner consistent with services normally provided by the Organization.



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            (Plan # H1036 Contract Period  01/01/92  -  12/31/92)


T. If any Medicare beneficiaries residing in the Organization's service area are members of another risk-based contracting organization which nonrenews or terminates its contract, your Organization (if under a risk-based contract) agrees to hold a special 30-day terminations open enrollment period to enroll those Medicare beneficiaries enrolled in the other risk-contracting organization at the time of termination or nonrenewal of the other organization's contract.

         This requirement will apply only to those Medicare beneficiaries enrolled in the other risk-sharing contracting organization who reside in your Organization's service area. The terminations open enrollment period must be conducted during the period designated by HCFA. You will be given notice 30 days before the start of the open enrollment period.

         This does not preclude an organization from requesting a capacity waiver as described at 42 CFR 417.426(b)(1).

U.       As part of advance directives requirements, the Organization agrees:

         1. To inform all Medicare enrollees at the time of enrollment of their right (under State law whether statutory or recognized by the courts of the State) to accept or refuse treatment and to execute an advance directive, such as living wills or durable powers of attorney, and of the Organization's written policies on implementation of that right;

         2. To document in the individual's medical records whether or not an individual has executed an advance directive;

         3. To not condition treatment or otherwise discriminate on the basis of whether an individual has executed an advance directive;

         4. To comply with State law (whether statutory or recognized by the courts of the State) on advance directives; and

         5. To provide (individually or with others) for education for staff and the community on advance directives.



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              (Plan # H1036 Contract Period 01/01/92 - 12/31/92)

V. The Organization, if it has a risk contract, agrees not to employ or contract with, directly or indirectly, entities or individuals excluded from participation in Medicare or Medicaid under sections 1128 or 1128A of the Act, for the provision of health care, utilization review, medical social work, or administrative services.

                                   Article V

                     Conditions For Payment on a Risk Basis

The following conditions apply to the Organization if it selected, in Article II of this contract, to be paid on a risk basis method under section 1876(g) of the Act, or if it selected to be paid on a risk basis and paid on a reasonable cost basis for unconverted, current non-risk Medicare enrollees:

A. Except as provided for in Article V.(D)., HCFA shall make payment under this contract for services rendered to Medicare enrollees on a risk basis as provided in regulations.

B. The Organization agrees to maintain, and make available to HCFA upon request, books, records, documents, and other evidence of accounting procedures and practices that -

         1.   Are sufficient to -

              a. Establish component rates of the adjusted community rate (ACR) for determining additional and supplementary benefits; and

              b. Determine the rates utilized in setting premiums for State insurance agency purposes.

         2. Include at least any records or financial reports filed with other Federal agencies or State authorities.

C. The Organization has the right to appeal a determination that the Organization's ACR computation is not acceptable, pursuant to the provisions of 42 CFR 417.594(e)(2).

D. To the extent that the Organization's members are unconverted, current non-risk Medicare enrollees, the Organization agrees to fully comply with the conditions in Article VI.

E. The Organization agrees, as required by section 1876(g)(2) of the Act, that if the ACR (as reduced for the actuarial value of the coinsurance and deductibles) is less than the average



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              (Plan # H1036 Contract Period 01/01/92 - 12/31/92)

         of the per capita rates of payment to be made under section 1876(a)(1) for Medicare members enrolled under the risk basis method of payment, the Organization shall provide its Medicare members with additional benefits described at section 1876(g)(3), selected by the Organization, and which HCFA finds are at least equal in value to the difference between the average per capita payment and the adjusted community rate (as so reduced). This condition shall not apply to an organization which agrees to accept a lesser payment to the extent that there is no longer a difference between the average per capita payment and the adjusted community rate (as so reduced).

F.       The Organization agrees -

         1. To publicly offer and provide at least the level of Medicare covered benefits approved in the ACR. The Organization may choose to offer more services or to impose lower premiums or other charges (in the form of deductibles or coinsurance) than approved in the ACR.

                 However, such complimentary services or waived premiums or other charges must be approved in advance by HCFA and remain in effect throughout the contract period.

                 The only mid-year changes that are permitted are those which are entirely advantageous to Medicare enrollees. Premiums and copayments may be reduced at any time during the year, but once they are reduced, they cannot be increased later on during the same contract period. Benefits for which there is no charge may be added at any time during the contract period, but also must remain in place for the remainder of the contract period. HCFA should be advised of any expanded benefits or decreases in premiums or copayments arising in the middle of a contract period.

                 Waived premiums and complimentary services provided solely to members of an employer group are governed by the Organization's contract with the employer.

         2. Nothing in this article may be interpreted as a waiver or compromise of any appeal rights to which the Organization may be entitled under Title XVIII of the Act and implementing regulations.

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              (Plan # H1036 Contract Period 01/01/92 - 12/31/92)

                                   Article VI

                    Conditions of the Reasonable Cost Method
                                   of Payment

The following conditions apply to the Organization if it selected in Article II of this contract to be paid on the Reasonable Cost Method under section 1876(h) of the Act, or if it selected to be paid on a risk basis and paid on a reasonable cost basis for unconverted, current non-risk Medicare enrollees:

A. HCFA shall make payment under this contract for services rendered to Medicare enrollees on a reasonable cost basis as provided in regulations.

B. The Organization agrees to maintain books, records, documents, and other evidence of accounting procedures and practices that -

         1.   Are sufficient to -

              a.       Ensure an audit trail; and

              b. Properly reflect all direct and indirect costs claimed to have been incurred under the contract; and

         2.   Include at least records of the following:

              a. Ownership, organization, and operation of the Organization's financial, medical and other recordkeeping systems;

              b. Financial statements for the current contract period and three prior periods;

              c. Federal income tax or information returns for the current contract period and three prior periods;

              d.       Assets acquisition, lease, sale, or other action;

              e.       Agreements, contracts, and subcontracts;

              f.       Franchise, marketing, and management agreements;

              g. Schedules of charges for the Organization's fee-for-service patients;

              h.       Matters pertaining to costs of operations;



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              (Plan # H1036 Contract Period 01/01/92 - 12/31/92)


                 i.       Amounts of income received, by source and payment;

                 j.       Cash flow statements;

                 k. Any financial reports filed with other Federal programs or State authorities.

C. The Organization has the right to appeal any final determination of costs pursuant to the reimbursement appeals procedures contained in the regulations at 42 CFR Part 405, Subpart R.

D. The Organization shall make available for the purposes specified in paragraphs 1-4 of section D of Article IV, its premises, physical facilities, and equipment, its records relating to its Medicare enrollees, the records specified in 42 CFR 417.480, and any additional relevant information that HCFA may require.

E.       The Organization agrees that -

         1. Upon HCFA's request it will provide, subsequent to an accounting period, an independently certified financial statement of its per capita incurred cost, based on the types of components of expenses otherwise reimbursable under Title XVIII, for providing services described in section 1876(a)(1), including its method of allocating costs between individuals enrolled under this section and other individuals enrolled with the Organization, such statements to be provided in accordance with accounting procedures prescribed by HCFA;

         2. Failure to report such information may be deemed evidence of likely overpayment upon which basis collection action may be taken;

         3. The required financial statements will be consolidated to include an accounting for the costs of entities related to the Organization by common ownership or control;

         4. Allowable costs for a related organization may not include costs for the types of expense otherwise reimbursable under Title XVIII, in excess of an amount which would be determined to be reasonable in accordance with regulations;



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              (Plan # H1036 Contract Period 01/01/92 - 12/31/92)


         5. In any case in which compensation is paid substantially in excess of what is normally paid for similar services by similar practitioners, such compensation may, as appropriate, be considered a distribution of profits.

F. The Organization agrees to comply with the requirements of section 1833(a)(1)(A) of the Act and its implementing regulations, 42 CFR
         417.800 through 42 CFR 417.810, for members who have not been converted from any previous Health Care Prepayment Plan (HCPP) contract(s) or arrangement(s).


                                  Article VII

                    Modification, Termination or Non-renewal

This contract may be modified at any time by written consent of both parties (the Organization and HCFA). If the contract is modified, the Organization must notify its Medicare enrollees of any changes that HCFA determines are appropriate for notification. It may be terminated by either party in accordance with the provisions of 42 CFR 417.494 or a decision by either party not to renew the contract may be made in accordance with the provisions of 42 CFR 417.492.


                                  Article VIII

Any revisions to applicable provisions of Title XI or Title XVIII of the Act, Title XIII of the Public Health Service Act, implementing regulations, policy issuances and instructions apply as of their effective date.


                                   Article IX

                        General Contracting Requirements

A.       FACILITIES NONDISCRIMINATION CLAUSE

         The following provisions are applicable to and shall be included in all leases of real estate entered into for the administration of this agreement:

         "As used in this clause, the term 'Facility' means stores, shops, restaurants, cafeterias, restrooms, and any other facility of a public nature in the building in which the space covered by this lease is located.



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               (Plan # H1036 Contract Period 01/01/92 - 12/31/92)


         "The lessor agrees that he will not discriminate by segregation or otherwise against any person or persons because of race, color, religion, sex, or national origin in furnishing or by refusing to furnish, to such person or persons, the use of any facility including any or all services, privileges, accommodations, and activities provided thereby. Nothing herein shall require the furnishing to the general public of the use of any facility customarily furnished by the lessor solely to tenants, their employees, customers, patients, clients, guests and invitees.

         "It is agreed that the lessor's noncompliance with the provisions of this clause shall constitute a material breach of this lease. In the event of such noncompliance, the lessee may take appropriate action to enforce compliance, may terminate this lease or may pursue such other remedies as may be provided by law. In the event of termination, the lessor shall be liable for all excess costs of the lessee in acquiring substitute space. Substitute space will be obtained in as close proximity to the lessor's building as is feasible and moving costs will be limited to the actual expenses thereof as incurred.

         "The lessor agrees to include, or to require the inclusion of the foregoing provisions of this clause (with the terms "lessor" and "lessee" appropriately modified) in every agreement or concession pursuant to which any person other than the lessor operates or has the right to operate any facility. Nothing herein contained, however, shall be deemed to require the lessor to include or require the inclusion of the foregoing provisions of this clause in any existing agreement or concession arrangement or one in which the contracting party other than the lessor has the unilateral right to renew or extend the agreement or arrangement, until the expiration of the existing agreement or arrangement and the unilateral right to renew or extend. The lessor also agrees that it will take any and all lawful actions as expeditiously as possible with respect to any such agreement as the contracting agency may direct to enforce this clause, including but not limited to termination of the agreement or concessions and institution of court action."

B.       DISCLOSURE OF INFORMATION

         The following clause shall be included in all subcontracts entered into either for the performance of functions required for the administration of this agreement or where a subcontractor, his agents, officers or employees might



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               (Plan # H1036 Contract Period 01/01/92 - 12/31/92)


         reasonably be expected to have access to information within the purview of section 1106 of the Social Security Act and regulations prescribed pursuant thereto:

         "The contractor agrees to establish and maintain procedures and controls so that no information contained in its records or obtained from HCFA or from others in carrying out the terms of this subcontract shall be used by or disclosed by it, its agents, officers, or employees except as provided in said section 1106 of the Social Security Act and regulations prescribed thereunder."

C.       AUTOMATIC TERMINATION OF SUBCONTRACT CLAUSE

         The following provision are applicable to and shall be included in all subcontracts entered into hereafter (except for the purchase of items and equipment), including leases of real property which exceed the term of this agreement except where HCFA agrees to its omission. Failure of the Contractor to include the clause in such subcontract without the written agreement of HCFA to its omission, shall make the related costs incurred after the effective date of the nonrenewal or termination, unallowable.

         Notwithstanding the following, if the Contractor wishes to continue the subcontract relative to its own business after the contract between HCFA and the Contractor has been terminated or nonrenewed, it may do so provided it assures HCFA in writing that HCFA's obligations will terminate at the time the Medicare contract terminates or is nonrenewed subject to the termination cost provisions provided for in the contract.

         The clause is as follows: "In the event the Medicare contract between HCFA and (Name of Contractor) is terminated or nonrenewed, the contract between (Name of Contractor) and (Name of Firm) will be terminated unless HCFA and (Name of Contractor) agree to the contrary. Such termination shall be accomplished by delivery of written notice to (Name of Firm) of the date upon which said termination will become effective."

              (Plan # H1036 Contract Period 01/01/92 - 12/31/92)


D.       PROHIBITION AGAINST USE OF HCFA FUNDS TO INFLUENCE
         LEGISLATION OR APPROPRIATIONS

         The following provision is applicable to this agreement:

         No part of any funds under this agreement shall be used to pay the salaries or expenses of any Contractor, or any agent acting for the Contractor, to engage in any activity designed to influence legislation or appropriations pending before the Congress.

         Lobbying costs are defined in and are unallowable in accordance with Federal Acquisition Regulation 31-205-22.

E.       LIQUIDATED DAMAGES IN SUBCONTRACTS

         The following provisions are applicable to and shall be included in any subcontract entered into or renewed under this agreement containing a liquidated damages provision which related solely to
         Medicare:

         The Health Care Financing Administration (HCFA), after consultation with the Contractor, shall have the right to determine that the specified levels of performance have not been attained by the subcontractor. In such event, HCFA may direct the Contractor to notify the subcontractor of HCFA's determination that liquidated damages apply and to set-off the liquidated damages against the subcontractor. HCFA shall reimburse the Contractor for all reasonable costs relating to this activity and shall honor any judgement or award rendered against the Contractor directly resulting from the enforcement of such provision as directed by HCFA. Failure of the Contractor to timely comply with such direction, shall constitute cause for the application of any and all administrative, statutory, and judicial remedies which may be available to HCFA pursuant to this agreement, including but not limited to, offsetting an amount equivalent to the amount of such unenforced liquidated damages. In the event that such offset is made, the Contractor shall be obligated to continue to perform all terms and conditions of this agreement without additional payment from HCFA attributable to such offset amounts.

              (Plan # H1036 Contract Period 01/01/92 - 12/31/92)


F.       FEDERAL ACQUISITION REGULATIONS INCORPORATED BY REFERENCE

         This agreement incorporates the following clauses by reference with the same force and effect as if they were given in full text. Upon request, HCFA will make their full text available:

                         FEDERAL ACQUISITION REGULATION
                           (48 CFR CHAPTER 1) CLAUSES

52.222-26                 Equal Opportunity (April 1984)

52.203-1                  Officials Not to Benefit (April 1984)

52.203-5                  Covenant Against Contingent Fees (April 1984)

52.219-8                  Utilization of Small Business Concerns and Small Disadvantaged Business Concerns (April 1984)

52.219-9                  Small Business and Small Disadvantaged Business Subcontracting Plan (April 1984)

52.220-3                  Utilization of Labor Surplus Area Concerns (April 1984)

52.220-4                  Labor Surplus Area Subcontracting Program (April 1984)

52.222-3                  Convict Labor (April 1984)

52.222-21                 Certification of Nonsegregated Facilities (April 1984)

52.222-35                 Affirmative Action for Special Disabled and Vietnam Era Veterans (April 1984)

52.222-36                 Affirmative Action for Handicapped Workers (April 1984)

52.203-7                  Fees or Kick-Backs By Subcontractors (Anti-Kickback Act (41 U.S.C. 51-54)) (April 1984)

52.219-13                 Utilization of Women-Owned Small Businesses (April 1984)

52.245-5 Government Property (April 1984) Applicable only to Contractors that have been furnished
                          Government property.

              (Plan # H1036 Contract Period 01/01/92 - 12/31/92)



Signature of the official authorized to request a change in the banking information needed for HCFA payment to your Organization.


                                 /s/ WALTER B. STARK         (Signature)
                                 ------------------------

                                     Walter B. Stark         (Name)
                                 ------------------------

                                 Director Cash Management    (Title)
                                 ------------------------

In witness whereof, the parties hereby execute this contract.

Date          January 30  , 1992
              ------------    --

EFFECTIVE DATE
               January 1  , 1992
               -----------    --

For the Organization

                                /s/ JOSEPH E. SHYRIH          (Signature)
                             --------------------------

                                  Vice President              (Title)
                             --------------------------

                             Humana Medical Plan, Inc.        (Organization)
                             --------------------------

                             3400 Lakeside Drive
                             Miramar, Florida 33027           (Address)
                             --------------------------

For the Health Care Financing
Administration

                             /s/ CONNIE FORSTER               (Signature)
                             --------------------------

                                  for Act. Director
                                           Office of Operation
                                           Office of Prepaid Health Care
                                               Operations and Oversight
                                           Health Care Financing
                                               Administration

12/02/91                                                             PAGE:   1
                          GEOGRAPHIC AREA ATTACHMENT

ORGANIZATION     HUMANA MEDICAL PLAN, INC - DADE             H1036

         IN THE STATE OF FL

         - THE FOLLOWING COUNTY(IES):

                 BROWARD          DADE
                 HILLSBOROUGH     ORANGE
                 OSCEOLA          PALM BEACH
                 PASCO            PINELLAS
                 SEMINOLE         VOLUSIA




P = PARTIAL COUNTY